CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 21, 2000 included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-50957, 333-50959, 333-58037, 333-58035 and 333-81705) and on Form S-3 (File
No. 333-71629). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

/s/  Arthur  Andersen  LLP
Arthur  Andersen  LLP

Chicago,  Illinois
March  23,  2000